Hologic Announces Financial Results for First Quarter of Fiscal 2018

-- Revenue of $791.1 Million Grows 7.7%, 6.7% in Constant Currency --

-- Company Posts GAAP Diluted EPS of $1.45, Non-GAAP Diluted EPS of $0.55 --

-- Company Reiterates Full-Year Revenue Guidance, Raises EPS Forecast --

MARLBOROUGH, Mass., Feb. 8, 2018 /PRNewswire/ -- Hologic, Inc. (Nasdaq: HOLX) announced today the Company's financial results for the fiscal first quarter ended December 30, 2017.

Revenue of $791.1 million increased 7.7%, or 6.7% in constant currency, compared to the prior year period. Excluding the acquired medical aesthetics and divested blood screening businesses, revenue increased 2.7%, or 1.5% in constant currency. Revenue growth rates in the first quarter were negatively affected by four extra selling days in the prior year period, which Hologic estimates added more than $20 million to revenue a year ago.

GAAP diluted earnings per share (EPS) of $1.45 increased 383.3% compared to the prior year period. GAAP results include a one-time tax provision net benefit of $329.2 million associated with the recent enactment of tax reform legislation in the U.S. Non-GAAP diluted EPS of $0.55 increased 5.8% compared to the prior year period.

"We are pleased with our first quarter results," said Steve MacMillan, Hologic's Chairman, President and Chief Executive Officer. "We posted solid revenue just above our guidance range, driven by strength in our breast health, molecular diagnostics and international businesses. In addition, U.S. tax reform is helping us increase our earnings guidance for the year, while simultaneously re-investing in the business to drive future growth."

Key financial results for the fiscal first quarter were:

	GAAP			Non-GAAP
	Q1'18	Q1'17	Change Increase (Decrease)	Q1'18	Q1'17	Change Increase (Decrease)
Revenues	$791.1	$734.4	7.7%	$791.1	$734.4	7.7%
Gross Margin	53.7%	55.1%	(140 bps)	63.8%	65.2%	(140 bps)
Operating Expenses	$290.4	$258.8	12.2%	$271.8	$231.1	17.6%
Operating Margin	17.0%	19.9%	(290 bps)	29.4%	33.7%	(430 bps)
Net Margin	51.4%	11.8%	3,960 bps	19.4%	20.2%	(80 bps)
Diluted EPS	$1.45	$0.30	383.3%	$0.55	$0.52	5.8%

Throughout this press release, all dollar figures are in millions, except EPS. Some totals may not foot due to rounding. Unless otherwise noted, all results are compared to the corresponding prior year period. Non-GAAP results exclude certain cash and non-cash items as discussed under "Use of Non-GAAP Financial Measures."

Revenue Detail

As previously mentioned, revenue growth rates in the first quarter were negatively affected by four extra selling days in the prior year period, which Hologic estimates added more than $20 million to revenue a year ago, primarily in the U.S.

$s in millions	Q1'18	Q1'17	Reported Change	Constant Currency Change
Cytology & Perinatal	$123.4	$120.3	2.6%	0.9%
Molecular Diagnostics	$148.6	$139.9	6.2%	5.3%
Blood Screening	$12.6	$65.2	(80.7%)	(80.7%)
Total Diagnostics	$284.6	$325.4	(12.5%)	(13.5%)
Total Diagnostics ex. Blood	$272.0	$260.2	4.5%	3.3%
Breast Imaging	$233.6	$226.7	3.1%	1.9%
Interventional Breast Solutions	$52.1	$44.6	16.9%	16.1%
Other	$2.3	$2.0	10.5%	1.7%
Total Breast Health	$288.0	$273.3	5.4%	4.2%
Body	$21.9	-	-	-
Skin	$40.6	-	-	-
Women's Health/Other	$28.8	-	-	-
Total Medical Aesthetics	$91.3	-	-	-
GYN Surgical	$107.5	$114.8	(6.4%)	(7.1%)
Skeletal Health	$19.7	$20.9	(6.0%)	(7.3%)
Total	$791.1	$734.4	7.7%	6.7%

Quarterly revenue highlights:

  U.S. revenue of $597.2 million increased 4.1%. Excluding the acquired medical aesthetics and divested blood screening businesses, U.S. revenue decreased (0.8%).
  International revenue of $193.9 million increased 20.6%, or 15.8% in constant currency. Excluding the acquired medical aesthetics and divested blood screening businesses, international revenue increased 17.6%, or 11.6% in constant currency.
  In Diagnostics:
    Molecular diagnostics sales of $148.6 million increased 6.2%, or 5.3% in constant currency, driven primarily by continued strength across Aptima® women's health products globally.
    Cytology and perinatal sales of $123.4 million increased 2.6%, or 0.9% in constant currency, due primarily to an increase in perinatal sales.
    Blood screening sales of $12.6 million decreased (80.7%), as this business was divested in the second quarter of fiscal 2017.
  Breast Health revenue totaled $288.0 million, an increase of 5.4%, or 4.2% in constant currency, driven by strong international sales, new products, and service revenue.
  Medical Aesthetics revenue was $91.3 million, a 12.2% sequential increase compared to the fourth quarter of fiscal 2017. The Cynosure acquisition closed in the second quarter of fiscal 2017.
  GYN Surgical revenue of $107.5 million decreased (6.4%), or (7.1%) in constant currency. MyoSure® system revenue of $51.1 million increased 5.8%, or 5.2% in constant currency, while NovaSure® revenue of $56.4 million decreased (15.1%), or (16.0%) in constant currency.
  In Skeletal Health, revenue of $19.7 million decreased (6.0%), or (7.3%) in constant currency.

Segment revenue highlights by geography are shown below:

	U.S. Change	International Change (Reported)	International Change (Constant Currency)
	Increase (Decrease)
Diagnostics	(5.8%)	(30.0%)	(33.6%)
Diagnostics ex. Blood	2.4%	12.2%	6.5%
Breast Health	(1.0%)	36.2%	29.2%
Medical Aesthetics	-	-	-
GYN Surgical	(8.4%)	7.2%	1.3%
Skeletal Health	10.2%	(29.5%)	(32.6%)
Total Revenues	4.1%	20.6%	15.8%
Total Revenues ex. Blood and Medical Aesthetics	(0.8%)	17.6%	11.6%

Expense Detail

Gross margin was 53.7% on a GAAP basis, and 63.8% on a non-GAAP basis. Both GAAP and non-GAAP gross margins declined by 140 basis points primarily due to sales mix associated with the divestiture of the higher-margin blood screening business and sales of lower-margin Cynosure products.

Operating expenses were $290.4 million on a GAAP basis, and $271.8 million on a non-GAAP basis. GAAP operating expenses increased 12.2% and non-GAAP operating expenses increased 17.6%, primarily due to the inclusion of Cynosure expenses.

On December 22, 2017, the legislation commonly known as the Tax Cuts and Jobs Act ("U.S. tax reform") was enacted into law. As a result of U.S. tax reform and based on currently available information, the Company performed preliminary calculations and recorded a discrete net tax benefit of $329.2 million. This discrete net tax benefit primarily results from the re-measurement of U.S. net deferred tax liabilities at a lower corporate income tax rate, partially offset by tax expense from deemed repatriated earnings of foreign subsidiaries. The quarterly effective tax rate was a benefit of (324.5%) on a GAAP basis, and a provision of 23.0% on a non-GAAP basis. The difference in these rates was primarily due to U.S. tax reform, as described above.

Other Key Financial Results

GAAP net income for the first quarter was $406.7 million, an increase of 370.2% due primarily to the effects of U.S. tax reform. Adjusted non-GAAP earnings before interest, taxes, depreciation and amortization (EBITDA) for the first quarter was $258.1 million, a decrease of (4.1%).

Operating cash flow for the fourth quarter was $169.1 million. Free cash flow, defined as operating cash flow less capital expenditures, was $147.3 million.

During the first quarter, Hologic repurchased or redeemed $202 million in principal of its 2013 convertible notes for a total of $244 million. In addition, the Company repurchased $39 million in principal of its 2012 convertible notes for a total of $53 million.

Total debt outstanding at the end of the quarter was $3.3 billion. The company ended the quarter with cash and equivalents of $0.7 billion, and a net leverage ratio (net debt over adjusted EBITDA) of 2.6 times.

On a trailing 12 months basis, adjusted ROIC of 12.4% declined 70 basis points compared to the prior year period.

Financial Guidance for Fiscal 2018

"We are reiterating our full-year revenue guidance and increasing our EPS forecast based mainly on our solid first-quarter results and the beneficial effects of U.S. tax reform," said Bob McMahon, the Company's chief financial officer.

Hologic's financial guidance for fiscal 2018 is shown in the two tables immediately below. The guidance is based on a full year non-GAAP tax rate of approximately 23% and diluted shares outstanding of approximately 283 million for the full year. As a reminder, percentage changes versus the prior year are affected by the blood screening divestiture and the Cynosure acquisition, both of which closed in the second quarter of fiscal 2017. Constant currency guidance assumes that foreign exchange rates are the same in fiscal 2018 as in fiscal 2017. Current guidance assumes that recent foreign exchange rates persist for all of fiscal 2018.

GAAP
	Revenue		EPS
	Reported % Increase (Decrease)	Guidance $	Reported % Increase (Decrease)	Guidance $
Current Guidance for Fiscal 2018	4.6% to 7.2%	$3,200 to $3,280 million	(10.6%) to (8.7%)	$2.36 to $2.41
Previous Guidance for Fiscal 2018	4.6% to 7.2%	$3,200 to $3,280 million	(53.8%) to (51.9%)	$1.22 to $1.27

Non-GAAP
	Revenue			EPS
	Constant Currency % Increase (Decrease)	Reported % Increase (Decrease)	Guidance $	Reported % Increase (Decrease)	Guidance $
Current Guidance for Fiscal 2018	3.9% to 6.5%	4.6% to 7.2%	$3,200 to $3,280 million	9.4% to 11.8%	$2.22 to $2.27
Previous Guidance for Fiscal 2018	4.0% to 6.6%	4.6% to 7.2%	$3,200 to $3,280 million	3.4% to 5.9%	$2.10 to $2.15

Hologic's financial guidance for the second quarter of fiscal 2018 is shown in the two tables immediately below. As a reminder, percentage changes versus the prior year period are affected by the blood screening divestiture and the Cynosure acquisition, both of which closed in the second quarter of fiscal 2017.

GAAP
	Revenue		EPS
	Reported % Increase (Decrease)	Guidance $	Reported % Increase (Decrease)	Guidance $
Guidance for the Second Quarter of Fiscal 2018	7.6% to 9.7%	$770 to $785 million	(85.3%) to (84.8%)	$0.27 to $0.28

Non-GAAP
	Revenue			EPS
	Constant Currency % Increase (Decrease)	Reported % Increase (Decrease)	Guidance $	Reported % Increase (Decrease)	Guidance $
Guidance for the Second Quarter of Fiscal 2018	6.5% to 8.6%	7.6% to 9.7%	$770 to $785 million	6.0% to 8.0%	$0.53 to $0.54

To assist with "apples to apples" analyses of Hologic's ongoing, base business, the historical contributions of blood screening to Hologic's quarterly revenues and EPS are shown below:

GAAP
	2017					2018
	Q1	Q2	Q3	Q4	Total	Q1
Revenue	$65.2	$38.3	$19.0	$18.0	$140.5	$12.6
EPS	$0.06	$1.62	$0.01	$0.01	$1.70	$0.01

Non-GAAP
	2017					2018
	Q1	Q2	Q3	Q4	Total	Q1
Revenue	$65.2	$38.3	$19.0	$18.0	$140.5	$12.6
EPS	$0.10	$0.04	$0.01	$0.01	$0.16	$0.01

Use of Non-GAAP Financial Measures

The Company has presented the following non-GAAP financial measures in this press release: constant currency revenues; non-GAAP gross profit; non-GAAP gross margin; non-GAAP operating expenses; non-GAAP income from operations; non-GAAP operating margin; non-GAAP interest expense; non-GAAP pre-tax income; non-GAAP net margin; non-GAAP net income; non-GAAP diluted EPS; adjusted EBITDA; and return on invested capital. Constant currency presentations show reported period revenue results as if the foreign exchange rates were the same as those in effect in the comparable prior year period. The Company defines its non-GAAP net income, EPS, and other non-GAAP financial measures to exclude, as applicable: (i) the amortization of intangible assets; (ii) additional depreciation expense from acquired fixed assets and accelerated depreciation related to business consolidation and closure of facilities; (iii) additional expense resulting from the purchase accounting adjustment to record inventory at fair value; (iv) non-cash interest expense related to amortization of the debt discount from the equity conversion option of the convertible notes; (v) restructuring and divestiture charges, facility closure and consolidation charges and costs incurred to integrate acquisitions (including retention, transaction bonuses, legal and professional consulting services) and separate divested businesses from existing operations; (vi) transaction related expenses for divestitures and acquisitions; (vii) gain on disposal of business; (viii) debt extinguishment losses and related transaction costs; (ix) the unrealized (gains) losses on the mark-to-market of forward foreign currency contracts for which the Company has not elected hedge accounting; (x) litigation settlement charges (benefits) and non-income tax related charges (benefits); (xi) other-than-temporary impairment losses on investments and realized (gains) losses resulting from the sale of investments; (xii) the one-time discrete impact of tax reform primarily related to remeasuring of net deferred tax liabilities and providing taxes for the deemed repatriation of foreign earnings (xiii) other one-time, non-recurring, unusual or infrequent charges, expenses or gains that may not be indicative of the Company's core business results as detailed in our reconciliations of such adjustments; and (xiv) income taxes related to such adjustments. The Company defines adjusted EBITDA as its non-GAAP net income plus net interest expense, income taxes, and depreciation and amortization expense included in its non-GAAP net income.

These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The company's definition of these non-GAAP measures may differ from similarly titled measures used by others.

The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The company generally uses these non-GAAP financial measures to facilitate management's financial and operational decision-making, including evaluation of Hologic's historical operating results, comparison to competitors' operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the company's operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Hologic's business.

Because non-GAAP financial measures exclude the effect of items that increase or decrease the company's reported results of operations, management strongly encourages investors to review the company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Future Non-GAAP Adjustments

Future GAAP EPS may be affected by changes in ongoing assumptions and judgments, and may also be affected by non-recurring, unusual or unanticipated charges, expenses or gains, which are excluded in the calculation of the Company's non-GAAP EPS guidance as described in this press release.

Conference Call and Webcast

Hologic's management will host a conference call at 4:30 p.m. ET today to discuss its financial results for the first quarter of fiscal 2018. Approximately 10 minutes before the call, dial 800-281-7973 (in the U.S.) or +1 323-794-2093 (international) and enter access code 4501215. A replay will be available approximately two hours after the call ends through Friday, March 2, 2018. The replay numbers are 888-203-1112 (U.S.) or +1 719-457-0820 (international), access code 4501215, Pin 2953. The Company will also provide a live webcast of the call at http://investors.hologic.com.

About Hologic, Inc.

Hologic, Inc. is an innovative medical technology company primarily focused on improving women's health and well-being through early detection and treatment. For more information on Hologic, visit www.hologic.com.

Hologic, Genius 3D Mammography, Aptima, ThinPrep, MyoSure, NovaSure, Panther, Tigris, Cynosure, SculpSure, PicoSure, The Science of Sure, and associated logos are trademarks and/or registered trademarks of Hologic, Inc. and/or its subsidiaries in the United States and/or other countries.

Forward-Looking Statements

This news release contains forward-looking information that involves risks and uncertainties, including statements about the Company's plans, objectives, expectations and intentions. Such statements include, without limitation: financial or other information included herein based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; the Company's strategies, positioning, resources, capabilities, and expectations for future performance; and the Company's outlook and financial and other guidance. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

Risks and uncertainties that could adversely affect the Company's business and prospects, and otherwise cause actual results to differ materially from those anticipated, include without limitation: the ability of the Company to successfully manage leadership and organizational changes, including the ability of the Company to attract, motivate and retain key employees; U.S., European and general worldwide economic conditions and related uncertainties; the Company's reliance on third-party reimbursement policies to support the sales and market acceptance of its products, including the possible adverse impact of government regulation and changes in the availability and amount of reimbursement and uncertainties for new products or product enhancements; uncertainties regarding recently passed U.S. tax reform legislation; uncertainties regarding healthcare reform legislation, including associated tax provisions, or budget reduction or other cost containment efforts; changes in guidelines, recommendations and studies published by various organizations that could affect the use of the Company's products; uncertainties inherent in the development of new products and the enhancement of existing products, including FDA approval and/or clearance and other regulatory risks, technical risks, cost overruns and delays; the risk that products may contain undetected errors or defects or otherwise not perform as anticipated; risks associated with strategic alliances and the ability of the Company to realize anticipated benefits of those alliances; risks associated with acquisitions, including, without limitation, the Company's ability to successfully integrate acquired businesses, the risks that the acquired businesses may not operate as effectively and efficiently as expected even if otherwise successfully integrated, and the risks that acquisitions may involve unexpected costs or unexpected liabilities; the risks of conducting business internationally; the risk of adverse exchange rate fluctuations on the Company's international activities and businesses; manufacturing risks, including the Company's reliance on a single or limited source of supply for key components, the need to comply with especially high standards for the manufacture of many of its products and risks associated with utilizing third party manufacturers; the Company's ability to predict accurately the demand for its products, and products under development, and to develop strategies to address its markets successfully; the early stage of market development for certain of the Company's products; the Company's leverage risks, including the Company's obligation to meet payment obligations and financial covenants associated with its debt; risks related to the use and protection of intellectual property; expenses, uncertainties and potential liabilities relating to litigation, including, without limitation, commercial, intellectual property, employment and product liability litigation; technical innovations that could render products marketed or under development by the Company obsolete; and competition.

The risks included above are not exhaustive. Other factors that could adversely affect the Company's business and prospects are described in the filings made by the Company with the SEC. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based.

Contact

Michael Watts
Vice President, Investor Relations and Corporate Communications
(858) 410-8588

HOLOGIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In millions, except number of shares, which are reflected in thousands, and per share data)

	Three Months Ended
	December 30, 2017	December 31, 2016

Revenues:
Product	$650.7	$613.4
Service and other	140.4	121.0
Total revenues	791.1	734.4

Cost of revenues:
Product	213.7	198.3
Amortization of acquired intangible assets	79.8	73.5
Service and other	73.1	57.8

Gross profit	424.5	404.8

Operating expenses:
Research and development	54.8	54.4
Selling and marketing	139.5	110.0
General and administrative	77.9	69.8
Amortization of acquired intangible assets	14.4	21.4
Restructuring charges	3.8	3.2
Total operating expenses	290.4	258.8

Income from operations	134.1	146.0
Interest income	0.8	0.3
Interest expense	(41.0)	(40.4)
Debt extinguishment loss	(1.0)	—
Other income, net	2.9	10.2

Income before income taxes	95.8	116.1
(Benefit) provision for income taxes	(310.9)	29.6

Net income	$406.7	$86.5

Net income per common share:
Basic	$1.47	$0.31
Diluted	$1.45	$0.30

Weighted average number of shares outstanding:
Basic	276,856	278,663
Diluted	280,802	284,224

HOLOGIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions)

	December 30, 2017	September 30, 2017
ASSETS

Current assets:
Cash and cash equivalents	$664.4	$540.6
Accounts receivable, net	548.0	533.5
Inventories	358.2	331.6
Other current assets	67.8	72.9
Total current assets	1,638.4	1,478.6

Property, plant and equipment, net	467.1	472.8
Goodwill and intangible assets	5,858.0	5,943.5
Other assets	84.8	84.7
Total assets	$8,048.3	$7,979.6

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$572.1	$1,150.8
Accounts payable and accrued liabilities	574.6	543.5
Deferred revenue	163.2	171.2
Total current liabilities	1,309.9	1,865.5

Long-term debt, net of current portion	2,757.7	2,172.1
Deferred income taxes	586.4	973.6
Other long-term liabilities	200.3	183.7
Total stockholders' equity	3,194.0	2,784.7
Total liabilities and stockholders' equity	$8,048.3	$7,979.6

HOLOGIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in millions)

	Three Months Ended
	December 30, 2017	December 31, 2016
OPERATING ACTIVITIES
Net income	$406.7	$86.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	27.0	20.4
Amortization of acquired intangibles	94.2	94.9
Non-cash interest expense	8.7	14.3
Stock-based compensation expense	16.4	19.2
Deferred income taxes	(390.7)	(24.6)
Debt extinguishment loss	1.0	—
Other adjustments and non-cash items	1.2	(6.0)
Changes in operating assets and liabilities, excluding the effect of acquisitions:
Accounts receivable	(6.4)	21.5
Inventories	(23.3)	(20.7)
Prepaid income taxes	8.1	(0.8)
Prepaid expenses and other assets	(5.0)	(17.4)
Accounts payable	(7.1)	(17.8)
Accrued expenses and other liabilities	48.9	14.6
Deferred revenue	(10.6)	(14.5)
Net cash provided by operating activities	169.1	169.6
INVESTING ACTIVITIES
Acquisition of businesses, net of cash acquired	(4.1)	—
Capital expenditures	(10.2)	(11.5)
Increase in equipment under customer usage agreements	(11.6)	(13.2)
Proceeds from sale of available-for-sale marketable securities	0.1	0.4
Other activity	(0.4)	(0.9)
Net cash used in investing activities	(26.2)	(25.2)
FINANCING ACTIVITIES
Repayment of long-term debt	(1,331.3)	(18.8)
Proceeds from long-term debt	1,500.0	—
Repayment of amounts borrowed under accounts receivable securitization program	—	(12.0)
Proceeds from senior notes	350.0	—
Payments to extinguish convertible notes	(296.9)	(6.4)
Proceeds from amounts borrowed under revolving credit line	495.0	—
Repayments of amounts borrowed under revolving credit line	(720.0)	—
Payment of debt issuance costs	(11.9)	—
Proceeds from issuance of common stock pursuant to employee stock plans	9.5	13.2
Payments under capital lease obligations	(0.4)	—
Payment of minimum tax withholdings on net share settlements of equity awards	(14.3)	(16.4)
Net cash used in financing activities	(20.3)	(40.4)
Effect of exchange rate changes on cash and cash equivalents	1.2	(6.4)
Net increase in cash and cash equivalents	123.8	97.6
Cash and cash equivalents, beginning of period	540.6	548.4
Cash and cash equivalents, end of period	$664.4	$646.0

HOLOGIC, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In millions, except earnings per share and margin percentages)

	Three Months Ended
	December 30, 2017	December 31, 2016

Gross Profit:
GAAP gross profit	$424.5	$404.8
Adjustments:
Amortization of acquired intangible assets (1)	79.8	73.5
Incremental depreciation expense (2)	0.2	0.3
Integration/consolidation costs (3)	—	0.1
Non-GAAP gross profit	$504.5	$478.7

Gross Margin Percentage:
GAAP gross margin percentage	53.7%	55.1%
Impact of adjustments above	10.1%	10.1%
Non-GAAP gross margin percentage	63.8%	65.2%

Operating Expenses:
GAAP operating expenses	$290.4	$258.8
Adjustments:
Amortization of acquired intangible assets (1)	(14.4)	(21.4)
Incremental depreciation expense (2)	(3.5)	(0.5)
Transaction expenses (4)	(0.4)	(2.6)
Non-income tax benefit (9)	4.0	—
Integration/consolidation costs (3)	(0.5)	—
Restructuring charges (3)	(3.8)	(3.2)
Non-GAAP operating expenses	$271.8	$231.1

Operating Margin:
GAAP income from operations	$134.1	$146.0
Adjustments to gross profit as detailed above	80.0	73.9
Adjustments to operating expenses as detailed above	18.6	27.7
Non-GAAP income from operations	$232.7	$247.6

Operating Margin Percentage:
GAAP income from operations margin percentage	17.0%	19.9%
Impact of adjustments above	12.4%	13.8%
Non-GAAP operating margin percentage	29.4%	33.7%

Interest Expense:
GAAP interest expense	$41.0	$40.4
Adjustments:
Non-cash interest expense relating to convertible notes (5)	(2.9)	(5.2)
Debt transaction costs (10)	(1.7)	—
Non-GAAP interest expense	$36.4	$35.2

Pre-Tax Income:
GAAP pre-tax earnings	$95.8	$116.1
Adjustments to pre-tax earnings as detailed above	103.2	106.8
Debt extinguishment loss (6)	1.0	—
Loss on sale of available-for-sale marketable securities (7)	0.6	0.1
Unrealized gains on forward foreign currency contracts (8)	(1.5)	(8.4)
Non-GAAP pre-tax Income	$199.1	$214.6

Net income:
GAAP net income	$406.7	$86.5
Adjustments:
Amortization of acquired intangible assets (1)	94.2	94.9
Non-cash interest expense relating to convertible notes (5)	2.9	5.2
Restructuring, integration/consolidation costs and transaction expenses (3) (4)	4.7	5.9
Non-income tax (benefit) (9)	(4.0)	—
Incremental depreciation expense (2)	3.7	0.8
Debt extinguishment loss and related expenses (6) (10)	2.7	—
Loss on sale of available-for-sale marketable securities (7)	0.6	0.1
Unrealized gains on forward foreign currency contracts (8)	(1.5)	(8.4)
Discrete impact of tax reform (11)	(329.2)	—
Income tax effect of reconciling items (12)	(27.4)	(36.9)
Non-GAAP net income	$153.4	$148.1

Net Income Percentage:
GAAP net income percentage	51.4%	11.8%
Impact of adjustments above	(32.0)%	8.4%
Non-GAAP net income percentage	19.4%	20.2%

Earnings per share:
GAAP earnings per share - Diluted	$1.45	$0.30
Adjustment to net earnings (as detailed above)	(0.90)	0.22
Non-GAAP earnings per share – diluted (13)	$0.55	$0.52

Adjusted EBITDA:
Non-GAAP net income	$153.4	$148.1
Interest expense, net, not adjusted above	35.6	35.0
Provision for income taxes	45.8	66.5
Depreciation expense, not adjusted above	23.3	19.5
Adjusted EBITDA	$258.1	$269.1

Explanatory Notes to Reconciliations:
(1)	To reflect non-cash expenses attributable to the amortization of acquired intangible assets.
(2)

To reflect non-cash fair value adjustments for additional depreciation expense related to the fair value write-up of fixed assets acquired in the Gen-Probe acquisition and accelerated depreciation expense related to facility closure and business consolidation.

(3)

To reflect restructuring charges, and certain costs associated with the Company's integration and facility consolidation plans, which primarily include retention and transfer costs, as well as costs incurred to integrate acquisitions including consulting, legal and accounting fees.

(4)

To reflect expenses incurred with third parties related to acquisitions and divestitures prior to when such transactions are completed. These expenses primarily comprise broker fees, legal fees, and consulting and due diligence fees.

(5)	To reflect certain non-cash interest expense related to the amortization of the debt discount from the equity conversion option of the Company's convertible notes.
(6)	To reflect debt extinguishment losses primarily from refinancing the Company's Credit Agreement.
(7)	To reflect a realized loss on the sale of available-for-sale marketable securities.
(8)	To reflect non-cash unrealized gains on the mark-to market on outstanding forward foreign currency contracts, which do not qualify for hedge accounting.
(9)	To reflect a non-income tax benefit in the first quarter of fiscal 2018 of $4.0 million as the Company settled a non-income tax issue under audit.
(10)	To reflect the amount of debt issuance costs recorded directly to interest expense as a result of refinancing the Company's Credit Agreement.
(11)

To reflect the discrete impact of tax reform to the Company's income tax provision primarily comprised of a tax benefit of $355.2 million to remeasure the Company's net deferred tax liabilities at the lower federal income tax rate, partially offset by the net tax charge of $26.0 million from deemed repatriated earnings of foreign subsidiaries.

(12)	To reflect an estimated annual effective tax rate of 23.0% and 31.0% for fiscal 2018 and 2017, respectively.
(13)	Non-GAAP earnings per share was calculated based on 280,802 and 284,224 weighted average diluted shares outstanding for the three months ended December 30, 2017 and December 31, 2016, respectively.

Reconciliation of GAAP to non-GAAP EPS Guidance:

	Guidance Range		Guidance Range
	Quarter Ending March 31, 2018		Year Ending September 29, 2018
	Low	High	Low	High
GAAP Net Income Per Share	$0.27	$0.28	$2.36	$2.41
Amortization of Intangible Assets	$0.33	$0.33	$1.33	$1.33
Amortization of Debt Discount	$0.00	$0.00	$0.01	$0.01
Accelerated depreciation and Other Charges	$0.02	$0.02	$0.06	$0.06
Discrete impact of tax reform	$0.00	$0.00	($1.16)	($1.16)
Tax Impact of Exclusions	($0.09)	($0.09)	($0.38)	($0.38)
Non-GAAP Net Income Per Share	$0.53	$0.54	$2.22	$2.27

Reconciliations of Reported to Constant Currency Revenue:

$s in millions	Q1'18	Q1'17	Reported Change	Foreign Currency Effect $ %		Constant Currency Change
Cytology & Perinatal	$123.4	$120.3	2.6%	$(1.9)	(1.7%)	0.9%
Molecular Diagnostics	$148.6	$139.9	6.2%	$(1.3)	(0.9%)	5.3%
Blood Screening	$12.6	$65.2	(80.7%)	-	-	(80.7%)
Total Diagnostics	$284.6	$325.4	(12.5%)	$(3.3)	(1.0%)	(13.5%)
Total Diagnostics ex. Blood	$272.0	$260.2	4.5%	$(3.3)	(1.2%)	3.3%
Breast Imaging	$233.6	$226.7	3.1%	$(2.8)	(1.2%)	1.9%
Interventional Breast Solutions	$52.1	$44.6	16.9%	$(0.4)	(0.8%)	16.1%
Other	$2.3	$2.0	10.5%	$(0.2)	(8.8%)	1.7%
Total Breast Health	$288.0	$273.3	5.4%	$(3.3)	(1.2%)	4.2%
Body	$21.9	-	-	-	-	-
Skin	$40.6	-	-	-	-	-
Women's Health/Other	$28.8	-	-	-	-	-
Total Medical Aesthetics	$91.3	-	-	-	-	-
GYN Surgical	$107.5	$114.8	(6.4%)	$(0.9)	(0.7%)	(7.1%)
Skeletal Health	$19.7	$20.9	(6.0%)	$(0.3)	(1.3%)	(7.3%)
Total	$791.1	$734.4	7.7%	$(7.7)	(1.0%)	6.7%

	U.S. Change	International Change (Reported)	Foreign Currency Effect $ %		International Change (Constant Currency)
	Increase (Decrease)
Diagnostics	(5.8%)	(30.0%)	$(3.3)	(3.6%)	(33.6%)
Diagnostics ex. Blood	2.4%	12.2%	$(3.3)	(5.7%)	6.5%
Breast Health	(1.0%)	36.2%	$(3.3)	(7.0%)	29.2%
Medical Aesthetics	-	-	-	-	-
GYN Surgical	(8.4%)	7.2%	$(0.9)	(5.9%)	1.3%
Skeletal Health	10.2%	(29.5%)	$(0.3)	(3.1%)	(32.6%)
Total Revenues	4.1%	20.6%	$(7.7)	(4.8%)	15.8%
Total Revenues ex. Blood and Medical Aesthetics	(0.8%)	17.6%	$(7.7)	(6.0%)	11.6%

Trailing Twelve Months ended December 30, 2017
Return on Invested Capital:

Adjusted Net Operating Profit After Tax
Non-GAAP net income	$584.2
Non-GAAP provision for income taxes	233.4
Non-GAAP interest expense	136.4
Non-GAAP other income	(14.3)
Adjusted net operating profit before tax	$939.7
Non-GAAP average effective tax rate (1)	28.5%
Adjusted net operating profit after tax	$671.8

Average Net Debt plus Average Stockholders' Equity (2)
Average total debt	$3,326.3
Less: Average cash, cash equivalents and restricted cash	(655.2)
Average net debt	$2,671.1
Average stockholders' equity (3)	$2,743.5
Average net debt plus average stockholders' equity	$5,414.6

Adjusted ROIC
Adjusted ROIC (adjusted net operating profit after tax above divided by average net debt plus stockholders' equity above)	12.4%

(1)

ROIC is presented on a TTM basis; non-GAAP effective tax rate for the three months ended April 1, 2017 was 31.0%, the three months ended July 1, 2017 was 29.5%, the three months ended September 30, 2017 was 30.5%.and the three months ended December 30, 2017 was 23.0%.

(2)	Calculated using the average of the balances as of December 30, 2017 and December 31, 2016.
(3)	Adjusted (increased) to eliminate the effect of the impairment of intangible assets of $32.2 million in fiscal 2014.

As of
December 30, 2017
Leverage Ratio:

Total principal debt	$3,366.9
Total cash	(664.4)
Net principal debt, as adjusted	$2,702.5
EBITDA for the last four quarters	$1,037.5
Leverage Ratio	2.6

Other Supplemental Information:
	Three Months Ended
	December 30, 2017	December 31, 2016

Geographic Revenues
U.S.	75.5%	77.9%
Europe	11.5%	10.7%
Asia-Pacific	8.7%	8.4%
Rest of World	4.3%	3.0%
Total Revenues	100.0%	100.0%

Revenue Composition
Q1'18

Disposables	56.2%
Capital Equipment	26.1%
Service & Other	17.7%
Total Revenues	100.0%